        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND ACCORDINGLY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR LAWS OR PURSUANT TO AN EXEMPTION THEREFROM. THE PRINCIPAL AMOUNT OF THIS NOTE, AND INTEREST IN RESPECT THEREOF, IS SUBORDINATED TO THE PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS AND IS SUBJECT TO SET-OFF, ALL AS DESCRIBED IN THIS NOTE.





                               MK HOLDINGS, INC.

                       NON-NEGOTIABLE SUBORDINATED NOTE
                             DUE DECEMBER 31, 2003

$5,000,000                                                   Deerfield, Illinois
                                                              September 22, 1995

    FOR VALUE RECEIVED, the undersigned, MK HOLDINGS, INC., an Illinois corporation (together with its successors, the "Corporation"), hereby promises to pay to the John D. Simms Revocable Trust Under Agreement dated November 5, 1988, c/o John D. Simms, as agent (together with his successors and permitted assigns, the "Note Holders' Agent"), in immediately available funds by wire transfer in accordance with written instructions provided to the Corporation by the Note Holders' Agent or in the absence of such instructions by cashier's check at the office of the Note Holders' Agent at 611 Edgemont Lane, Park Ridge, Illinois 60068, the aggregate principal amount of FIVE MILLION DOLLARS ($5,000,000), subject to Section 6 hereof, on the installment dates listed in
Section 1.2 hereof. Certain capitalized terms are used in this Note as defined in Section 7.

    Section 1. Payment.
               -------

    1.1 Interest. The outstanding principal amount of this Note which is due in
        --------
accordance with the provisions hereof with respect to any fiscal year of the Corporation and which is unpaid following the end of said fiscal year of the Corporation shall bear interest (computed on the basis of a 365 or 366 day year, as the case may be) at a rate equal to nine percent (9%) per annum from September 23, 1995 to (but excluding) the date on which the principal amount of this Note is paid in full (the "Maturity

Date"). Subject to Section 6 hereof, such interest shall be due and payable annually in arrears with respect to each fiscal year of the Corporation (or portion thereof) on or before the 120th day following the end of such Corporation's fiscal year ("Interest Payment Dates"), commencing with the fiscal year ending December 31, 1995, and ending on the Maturity Date. Accrued interest for each such fiscal year shall also bear interest (computed on the basis of a 365 or 366 day year, as the case may be) at a rate equal to nine percent (9%) per annum from the first day following the end of the Corporation's fiscal year during which such interest has accrued to (but excluding) the actual Interest Payment Date for such fiscal year.

    1.2 Principal. Subject to Section 6 hereof, the Corporation shall pay
        ---------
installments of principal on this Note as follows:

                        DATE                    AMOUNT
                        ----                    ------

                December 31, 2000                       $1,000,000
                December 31, 2001                       $1,250,000
                December 31, 2002                       $1,250,000

and on December 31, 2003, the entire then outstanding principal amount of this Note.

    1.3 Business Days. Whenever payment of principal of, or interest on, this
        -------------
Note shall be due on a date that is not a Business Day, the date for payment thereof shall be the next succeeding Business Day and interest due on the unpaid principal and any other Amounts Payable hereunder shall accrue during such extension and shall be payable on such succeeding Business Day.

    1.4 Note Holders' Agent. All payments of principal and interest hereunder
        -------------------
and all notices, information, approvals, or disclosures required hereunder with respect to the "Holders" (defined below) shall be made to the Note Holders' Agent. The Note Holders' Agent shall accept said payments subject to the terms and provisions of that certain Note Holder Agreement ("Note Holder Agreement") of even date herewith by and among the Note Holders' Agent and the "Sellers" as defined in the Purchase Agreement (said parties to the Note Holder Agreement are herein collectively referred to as the "Holders"). The Note Holders' Agent shall be one person appointed and serving in a manner consistent- with the Note Holder Agreement. No change in the Note Holders' Agent shall be effective until given to the Corporation in writing.

    Section 2. Prepayments
               -----------

    2.1 Optional Prepayment. The Corporation shall have the right to prepay the
        -------------------
principal amount of this Note in whole or in part at any time, or from time to time, without payment of any premium or penalty whatsoever, together with interest thereon accrued to the date of prepayment, and any such prepayment shall be applied to reduce the Corporation's principal payment obligations under
Section 1.2 in the order of maturity of such payment obligations; provided, however, that so long as any Senior Indebtedness remains outstanding and unpaid, any commitment to provide Senior Indebtedness is outstanding, or any other amount is owing to the holders of Senior Indebtedness, this Note may not be prepaid in whole or in part, without the written consent of the holders of Senior Indebtedness.

    Section 3. Set-off. Subject to Section 5, the Corporation shall be entitled
               -------
to set-off and reduce any Amounts Payable hereunder for any obligations or liabilities of any of the Holders to the Corporation or any claims by the Corporation against any of the Holders including, without limitation, any obligations or liabilities to the Corporation under the Purchase Agreement (including without limitation Sections 1.06 and 1.07 of the Purchase Agreement) or the Employment and Noncompetition Agreements. The Holders, by appointing the Note Holders' Agent to accept this Note, hereby acknowledge and agree to the foregoing provisions and any subsequent transferee or successor shall be bound by the foregoing.

    Section 4. Covenants. The Corporation covenants and agrees that, so long as
               ---------
any Amounts Payable under this Note remain unpaid:

    4.1 Information. The Corporation shall provide to the Note Holders' Agent as
        -----------
soon as practicable and in any event within 120 days after the end of each fiscal year of the Corporation, a consolidated balance sheet of the Corporation and its subsidiaries as at the end of such fiscal year, and the related consolidated statements of income for such fiscal year, prepared in accordance with generally accepted accounting principles.

    4.2 Merger. Subject to Section 5.1(e), the Corporation will not consolidate
        ------
or merge with or into any other corporation, other than (a) the merger or consolidation of a subsidiary with or into the Corporation, (b) a merger pursuant to which the Corporation is the surviving corporation, or (c) a merger or consolidation in which the Corporation is not the surviving corporation and pursuant to which the surviving or consolidated entity assumes the Corporation's covenants and obligations under this Note and the surviving corporation has at least the same amount of stockholders' equity as does the Corporation on the date of such merger or consolidation.

    4.3 Sale of Assets. Subject to Section 5.1(e), the corporation will not sell
        --------------
or otherwise dispose of all or substantially all of its assets in a single transaction or series of related transactions other than to an Affiliate unless
(a) in connection therewith this Note is prepaid, or (b) the acquiring entity expressly assumes the Corporation's covenants and obligations under this Note and the acquiring entity has at least the same amount of stockholders' equity as does the Corporation (or subsequent obligor) on the date of such assignment or sale. Upon the assumption by the acquiring entity of the Corporation's covenants and obligations under this Note, the Corporation shall be released and discharged from its obligations and liabilities hereunder, without the requirement of further notice or consent from the Holders or the Note Holders' Agent.

    4.4 Dividends. Until this Note and all Amounts Payable hereunder are paid in
        ---------
full in accordance herewith, the Corporation will not make payments to stockholders of the Corporation's capital stock as dividends or for the redemption or other acquisition of said capital stock ("Dividends"). For purposes of this Section 4.4, Dividends shall not mean any payments between the Corporation and any Affiliate in connection with any of the following: (a) payments on Senior Indebtedness, (b) payments under any tax sharing agreement in connection with the filing of consolidated Federal and/or state income tax returns with any consolidated Affiliate group provided such payments do not exceed the Corporation's separate share of Federal and state income tax liability computed under such agreement, (c) payments under any management services agreement between the Corporation and any Affiliate provided said management fees to all Affiliates in the aggregate do not exceed for any fiscal year of the Corporation (x) one percent (1%) of the Corporation's gross sales for said fiscal year; (y) two percent (2%) of the aggregate consideration paid in connection with (1) an initial public offering of the Corporation's common stock, (2) the sale of all of the common stock or substantially all of the assets of the Corporation to a third party who is not an Affiliate of the Corporation, or (3) the purchase by the Corporation or any direct or indirect subsidiary of the Corporation of all the equity or substantially all of the assets of a company that is not affiliated with the Corporation; and (z) one percent (1%) of the amount obtained or made available pursuant to any financing after the date hereof, and (d) the payment or settlement of arm's length intercompany arrangements or transactions between the Corporation and any Affiliate, provided the terms of any said arrangements or transactions are comparable to those that would have been accepted by an independent third party.

    4.5 Capitalization. As of the date hereof, the Corporation will have
        --------------
received a minimum aggregate equity contribution for its common or preferred capital stock of $29,406,250.

    Section 5. Defaults
               --------

    5.1 Events of Default. If one or more of the following events ("Events of
        -----------------
Default") shall have occurred and be continuing:

          (a) the Corporation shall fail to pay on the due date thereof any principal of this Note or shall fail to pay on the due date thereof any interest or any other Amounts Payable hereunder and the same shall not have been cured within 20 days after written notice thereof has been given by the Note holders' Agent to the Corporation and the Representative;

          (b) the Corporation shall fail to observe or perform any covenant or agreement contained in this Note (other than those covered by clause (a) above) and the same shall not have been cured within 30 days after written notice thereof has been given by the Note Holders' Agent to the Corporation and the Representative;

          (c) the Corporation shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or

          (d) an involuntary case or other proceeding shall be commenced against the Corporation seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Corporation under the Federal bankruptcy laws as now or hereafter in effect;

          (e) the Corporation or its shareholders shall engage in any sale, exchange, merger,combination, stock issuance or other transaction, as a result of which any one Person who is not a member of the Jordan Group acquires voting control of the common stock of the Corporation ("Change in Control"). For purposes of this Section, members of the Jordan Group shall include Jordan Industries, Inc., The Jordan Company, Leucadia National Corporation, Jordan/Zalaznick Capital Corporation, Mezzanine Capital and Income Fund, PLC and their respective direct and indirect subsidiaries, and any other person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with them, and John W. Jordan II, Thomas H. Quinn, David Zalaznick or Jonathan F. Boucher. For purposes of this Section, the term "Person" shall include any single individual, any single entity and, in either case, their "Affiliates" as that term is defined under the Securities Act of 1934.

then, and in every such event, subject to the provisions of the succeeding sentence and Section 6, the Note Holders' Agent may, by notice to the Corporation and to the holders of Senior Indebtedness, declare the principal amount of this Note together with accrued interest thereon, to be, and such portions of the principal amount of this Note (and accrued interest thereon) shall thereupon become, due and payable on the tenth Business Day following delivery of such notice to the Corporation and to the holders of Senior Indebtedness without presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Corporation. The Note Holders' Agent, by accepting this Note and the benefits hereof, and the Holders, by appointing the Note Holders' Agent to accept this Note and the benefits hereof, each agree (i) that the holders of Senior Indebtedness may (but shall not be obligated to) cure any event giving rise to a notice of acceleration pursuant to the preceding sentence after the holders of Senior Indebtedness receive such notice of acceleration and that any such cure by the holders of Senior Indebtedness prior to the tenth Business Day following delivery of such notice of acceleration shall be effective to rescind such notice of acceleration; and (ii) that during the period from and including the date of the occurrence of any Event of Default or any event that, with notice or the passage of time or both, would become an Event of Default, until the tenth Business Day after the date of delivery of such notice of acceleration given in respect of such Event of Default the Note Holders' Agent and the Holders shall not be entitled, and will not take any other action (besides the delivery of notices of default and acceleration), including any judicial process, to demand payment or enforce any Indebtedness in respect of this Note or any other claim with regard to any Amounts Payable.

    Section 6. Subordination.
               -------------

    6.1 Loans Subordinated to Senior Indebtedness. Notwithstanding any provision
        -----------------------------------------
of this Note to the contrary, the Corporation covenants and agrees, and the Holders by appointing the Note Holders' Agent to accept this Note likewise covenant and agree, that all Amounts Payable shall be subordinated to the extent set forth in this Section 6. This Section 6 shall constitute a continuing offer to and covenant with all persons who become holders of, or continue to hold, Senior Indebtedness (irrespective of whether such Senior Indebtedness was created or acquired concurrently or after the issuance of this Note). The provisions of this Section 6 are made for the benefit of all present and future holders of Senior Indebtedness (and their successors and assigns), and shall be enforceable by them directly against every Holder and the Note Holders' Agent.

    6.2 Priority and Payment Over of Proceeds in Certain Events.
        -------------------------------------------------------

          (a) Upon any payment or distribution of assets of the Corporation whether in cash, property, securities or otherwise, in the event of any dissolution, winding up or total or partial liquidation, reorganization, arrangement, adjustment protection, relief or composition, or assignment for the benefit of creditors of the Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, reorganization, relief or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of all or part of the assets and liabilities of the Corporation (the foregoing events herein collectively referred to as an "Insolvency Event"), all Senior Indebtedness shall first be paid in full, in cash, or payment provided for in cash equivalents in a manner satisfactory to the holders of Senior Indebtedness; before the Note Holders' Agent shall be entitled to receive any payment or distribution of assets of the Corporation relating to any Amounts Payable. Upon any Insolvency Event, any payment or distribution of assets of the Corporation, whether in cash, property, securities or otherwise, to which the Note Holderst Agent would be entitled relating to any Amounts Payable, except for the provisions of this Section 6, shall be made by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their representatives for application to the payment or prepayment of all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          (b) (x) If there has occurred and is continuing a default in the payment of all or any portion of any Senior Indebtedness, unless and until such default shall have been cured or waived, the Corporation shall not make any payment on or with respect to any Amounts Payable or acquire this Note (or any portion thereof) for cash, property, securities or otherwise during the period (a "Payment Default Blockage Period") in which such default is continuing; or (y) if an event (not involving the non-payment of any Senior Indebtedness) shall have occurred or, with the giving of notice, or passage of time, or both, would occur, that would allow holders of any Senior Indebtedness to accelerate or otherwise demand the payment thereof, and, in the case of this clause (y) the holders of the Senior Indebtedness give written notice of such event to the Corporation (the date that such notice is received by the Corporation is the "Notice Date"), the Corporation shall not make any payment on or with respect to any Amounts Payable or acquire this Note (or any portion hereof) for cash, property, securities or otherwise during the period (a "Nonpayment Default Blockage Period" and together with Payment Default Blockage Period, each also sometimes herein called a "Blockage Period") commencing on the Notice Date and ending on the earlier of (1) two years after the Notice Date if at the end of such two year period such event is not the subject of judicial proceedings and such Senior Indebtedness shall not have been accelerated, (2) the date such event is cured or waived to the satisfaction of the holders of the Senior Indebtedness, or (3) the date the holders of such Senior Indebtedness shall have given notice to the Corporation of the voluntary termination of such Nonpayment Default Blockage Period. By virtue of accepting this Note and the benefits hereof, during any Blockage Period, the Note Holders' Agent shall not be entitled, and will not take any action, including any judicial process, to accelerate, demand payment or enforce any Indebtedness in respect of this Note or any other claim with regard to any Amounts Payable. Interest will accrue on any installment of the principal (and on the interest) actually payable during any Blockage Period. Upon the expiration of any Blockage Period, principal and interest will be paid in accordance with the terms of this Note, except that the principal and interest payable during the. B1ockage Period will be deferred, and become principal due on the Maturity Date. Any such deferred principal shall continue to bear interest, and any deferred interest shall bear interest. All such deferred principal and interest amounts shall be payable only on the Maturity Date. All interest on the deferred interest and principal shall be paid on the same dates as interest is paid under Section 1.1 hereof.

          (c) If, notwithstanding the foregoing provisions prohibiting payments or distributions, any Holder shall have received any payment of, or on account of, any Amounts Payable that was prohibited by this Section 6, before all Senior Indebtedness shall have been paid in full, then and in such event such payments or distributions shall be received and held in trust for the holders of the Senior Indebtedness and promptly paid over or delivered to the holders of the Senior Indebtedness remaining unpaid thereof to the extent necessary to pay in full, in cash or cash equivalents satisfactory to the holders of the Senior Indebtedness, such Senior Indebtedness in accordance with its terms after giving effect to any concurrent payment or distribution to the holder of such Senior Indebtedness, provided, that any such payment which is, for any reason, not so paid over or delivered shall be held in trust by such Holder for the holders of Senior Indebtedness.

          (d) So long as any Senior Indebtedness remains outstanding or the commitment to make credit extensions of said Senior Indebtedness shall not have been terminated, the Note Holders' Agent will not be entitled to take, demand or receive, directly or indirectly, by setoff, redemption purchase or in any manner, any voluntary prepayment or other payment of any Amounts Payable in amounts or in a manner which are in violation of the provisions of this Section 6.

          (e) Upon any payment or distribution of assets referred to in Section 6.2(a), the Note Holders' Agent shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution of assets, delivered to the Note Holders' Agent for the purpose of ascertaining the persons entitled to participate in such distribution of assets, the holders of Senior Indebtedness and other Indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

          (f) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations owing in respect thereof, shall first be paid in full, in cash, before any payment, whether in cash, property, securities or otherwise, is made on account of this Note.

          (g) The Corporation agrees that it will not make any payment in respect of any Amounts Payable, or take any other action, in contravention of the provisions of this Note.

    6.3 Rights of Holders of Senior Indebtedness Not To Be Impaired, etc.
        ----------------------------------------------------------------

          (a) No right of any present or future holder of any Senior Indebtedness to enforce the subordination and other terms and conditions provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Corporation, with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

          (b) This Section 6, Section 5 and all references to this Section 6 and to Section 5 may not be amended without the written consent of each holder of the Senior Indebtedness and of the Note Holders' Agent, and any purported amendment without such consent shall be void. No holder of Senior Indebtedness shall be prejudiced in such holder's right to enforce the subordination and other terms and conditions of this Note by any act or failure to act by the Corporation or anyone in custody of its assets or property.

    6.4 Subrogation. Subject to and upon the payment in full of all Senior
        -----------
Indebtedness, the Holders and the Note Holders' Agent shall be subrogated, to the extent of payments or distributions made to the holders of Senior Indebtedness pursuant to or by reason of this Section 6, to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Corporation made on such Senior Indebtedness until all amounts due under this Note shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Holders and the Note Holders' Agent would be entitled except for the provisions of this Section 6, and no payment over pursuant to the provisions of this Section 6 to holders of such Senior Indebtedness by the Note Holders' Agent, shall, as among the Corporation, its creditors (other than holders of such Senior Indebtedness) and the Note Holders' Agent be deemed to be a payment by the Corporation to or on account of such Senior Indebtedness, it being understood that the provisions of this Section 6 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Note Holders' Agent, on the other hand.

    6.5 Obligations of the Corporation Unconditional. Nothing contained in this
        --------------------------------------------
Note is intended to or shall impair, as between the Corporation and the Holders and the Note Holders' Agent, the obligation of the Corporation, which is absolute and unconditional, to pay to the Note Holders' Agent all Amounts Payable, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders and the Note Holders' Agent and other creditors of the Corporation (other than the holders of Senior Indebtedness), except as provided in Section 6.2(b)

    6.6 Section 6 Not To Prevent Events of Default. The failure to make a
        ------------------------------------------
payment of any Amount Payable by reason of any provision of this Section 6 shall not be construed as preventing the occurrence of an Event of Default under
Section 5.1 hereof, except as provided in Section 6.2(b).

    6.7 Additional Riqhts of Holders of the Senior Indebtedness. If the Senior
        -------------------------------------------------------
Indebtedness has not been paid in full, in cash or cash equivalents satisfactory to the holders of the Senior Indebtedness, at a time in which the Corporation is subject to an Insolvency Event, (a) the holders of the Senior Indebtedness are hereby irrevocably authorized, but shall have no obligation, to demand, sue for, collect and receive every payment or distribution received in respect of any such Insolvency Proceeding and give acquittance therefor and to file claims and proofs of claim, as their interests may appear, and (b) the Note Holders' Agent shall duly and promptly take, for the account of the holders of the Senior Indebtedness, as their interests may appear, such actions as the holders of the Senior Indebtedness may request to collect and receive all Amounts Payable by the Corporation in respect of this Note and to file appropriate claims or proofs of claim in respect of this Note. Upon request by the Corporation, the Note Holders' Agent of this Note shall deliver to the holders of Senior Indebtedness or parties contemplating becoming holders of Senior Indebtedness a written statement confirming that (i) the provisions (including the subordination provisions) of this Note are in full force and effect; and (ii) that such party is or will be entitled to rely upon and enjoy the benefits of the provisions (including the subordination provisions) of this Note as a holder of Senior Indebtedness.

    6.8 Senior Indebtedness Changes. By virtue of appointing the Note Holders'
        ---------------------------
Agent to accept this Note and the benefits hereof, the Holders hereby waive any and all notice of renewal, extension or accrual of any of the Senior Indebtedness, present or future, and agree and consent that without notice to or consent of the Note Holders' Agent: (a) the obligations and liabilities of the Corporation or any other party or parties under the Senior Indebtedness may, from time to time, in whole or in part, be renewed, refinanced, replaced, extended, refunded, modified, amended, accelerated, compromised, supplemented, terminated, increased, decreased, sold, exchanged, waived or released; (b) the holders of Senior Indebtedness and their representatives may exercise or refrain from exercising any right, remedy or power granted by any document creating, evidencing or otherwise related to the Senior Indebtedness or at law, in equity, or otherwise, with respect to the Senior Indebtedness or in connection with any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including, without limitation, the right to perfect any lien or security interest created in connection therewith); (c) any and all collateral security and/or liens (legal or equitable) at any time, present or future, held, given or intended to be given for the Senior Indebtedness, and any rights or remedies of the holders of Senior Indebtedness and their representatives in respect thereof, may, from time to time, in whole or in part, be exchanged, sold, surrendered, released, modified, perfected, unperfected, waived or extended by the holders of Senior Indebtedness and their representatives; (d) any balance or balances of funds with any holder of Senior Indebtedness at any time standing to the credit of the Corporation or any guarantor of any of the Senior Indebtedness may, from time to time, in whole or in part, be surrendered or released; all as the holders of Senior Indebtedness, their representatives or any of them may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination to the Senior Indebtedness provided for herein; and (e) the Corporation may incur any amount or type of Senior Indebtedness (including Senior Indebtedness owed to Affiliates), or modify, restate, refinance, replace or amend any Senior Indebtedness from time to time, on terms and conditions acceptable to the Corporation, without notice to or approval by the Note Holders' Agent. Notwithstanding anything to the contrary contained in this Note, the Corporation shall provide the Note Holders' Agent with the names, addresses and contact persons of the holders of original Senior Indebtedness as of the date of this Note and the names, addresses and contact person(s) of all additional and/or substitute holders of Senior Indebtedness from time to time until this Note is paid in full. Any notices required to be given to holders of Senior Indebtedness under this Note by the Note Holders' Agent shall be sufficient if given to the holders of Senior Indebtedness as last communicated to the Note Holders' Agent by the Corporation.

    6.9 Waivers. In the event the holders of Senior Indebtedness elect to
        -------
exercise their remedies to liquidate any collateral given to secure the Senior Indebtedness, the Note Holders' Agent hereby waives any right it may have to contest the validity of or the value obtained as a result of the exercise of remedies by the holders of Senior Indebtedness, including, but not limited to, a foreclosure, a sale pursuant to the Uniform Commercial Code or the acceptance by the holders of Senior Indebtedness in lieu of foreclosure. The Note Holders' Agent further waives any right it may have either in or out of any bankruptcy or similar proceeding to challenge any action taken by the holders of Senior Indebtedness as either a preference or fraudulent conveyance and further agrees not to take any active role in such a proceeding other than the filing of a claim in any such proceeding, which claim shall be subordinate (to the extent set forth above) to the claims of the holders of Senior Indebtedness.

    6.10 Reinstatement. To the extent any payment of any Senior Indebtedness
         -------------
(whether by or on behalf of the Corporation, as proceeds of security or enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred, and the terms of this Article 6 shall continue to be effective or be reinstated, as the case may be, and any payments of cash, property or securities received by the Note Holders' Agent or any Holder of this Note in the interim shall be fully subject to the terms of this Section 6, all as though such payment of Senior Indebtedness had not been made.

    Section 7. Definitions. For purposes of this Note, the following terms have
               -----------
the meanings set forth below:

    "Affiliate" means Jordan Industries, Inc. and its respective direct and
     ---------
indirect Subsidiaries, and any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with them.

    "Amounts Payable" means all principal of, interest on, premium, if any,
     ---------------
fees, costs, expenses, indemnities or any other amounts due from the Corporation under this Note, and all claims against or liabilities of the Corporation in respect of this Note.

    "Bank Credit Agreement" shall mean the Credit Agreement, dated as of
     ---------------------
September 22, 1995, among MK Group, Inc., the Corporation, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as agent (and any successor agent thereunder), together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, refunding, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding subsidiaries of the Corporation as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "Business Days" means any day except a Saturday, Sunday or other days on
     -------------
which commercial banks in New York City are required or authorized by law to close.

    "Default" means any condition or event that constitutes an Event of Default
     -------
or that with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

    "Employment and Noncompetition Agreements" means any one of the Employment
     ----------------------------------------
and Noncompetition Agreements between the Corporation and any Holder dated as of September 22, 1995.

    "Indebtedness" means any indebtedness, including (without limitation, Senior
     ------------
Indebtedness) whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), and any financial hedging obligations, if and to the extent such indebtedness (other than a financial hedging obligation) would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles, other than a trade payable or accrued expense, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition. Notwithstanding anything herein to the contrary, Senior Indebtedness shall include any fees due to Jordan Industries, Inc., its Affiliates, or The Jordan Company. Indebtedness owed to Affiliates will be Indebtedness for purposes of this Note.

    "Interest Rate Protection Agreements or Other Hedqinq Agreements" shall mean
     ---------------------------------------------------------------
and include each of (i) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements),
(ii) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements, in each case from time to time entered into with one or more Other Creditors.

    "Letter of Credit Reimbursement Agreement" shall mean the Letter of Credit
     ----------------------------------------
Agreement, dated as of September 22, 1995, between the Corporation, MK Group, Inc. and Bankers Trust Company, together with the related documents thereto (including, without limitation, any guaranty or security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, refunding, replacing or otherwise restructuring all or any portion of any indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other issuer.

    "Note" means this Non-Negotiable Subordinated Note due December 31, 2003.
     ----

    "Obligation" shall mean any principal, interest, reimbursement obligations
     ----------
under letters of credit, premium, penalties, fees, expenses, indemnities and other liabilities and obligations of every nature payable under the documentation governing any Senior Indebtedness (including, without limitation, all interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation (including any rate applicable upon any default or event of default), whether or not such interest is an allowed claim in such proceeding under applicable law).

    "Other Creditors" shall mean each of Bankers Trust Company, in its
     ---------------
individual capacity, the lenders party from time to time to the Bank Credit Agreement, and their affiliates and their respective subsequent successors and assigns, if any, and any other institution which participates with Bankers Trust Company, such lenders or affiliates in the extension of Interest Rate Protection Agreements or Other Hedging Agreements and their subsequent successors and assigns, if any, in all such cases in their capacity as creditors with respect to Interest Rate Protection Agreements or Other Hedqing Agreements.

    "Purchase Agreement" means the Agreement for Purchase and Sale of Stock of
     ------------------
Merkle-Korff Industries, Inc., Mercury Industries, Inc. and Elmco Industries, Inc. dated as of May 26, 1995, among the Corporation and the Sellers, as the same has been or may be amended or restated from time to time.

    "Representative" shall mean the agent under the Bank Credit Agreement, or if
     --------------
there is no such agent or similar representative, the holders of more than 50% of the Obligations outstanding from time to time under the Letter of Credit Reimbursement Agreement and the Interest Rate Protection Agreements or Other Hedging Agreements.

    "Senior Indebtedness" shall mean and include each of (i) the principal,
     -------------------
interest (including any interest accruing subsequent to any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation (including any rate applicable upon any default or event of default), whether or not such interest is an allowed claim in such proceeding under applicable law), premium, if any, fees (including, without limitation, any commitment, agency, facility, structuring, restructuring or other fee), costs, expenses, indemnities, and other amounts due on or in connection with any Indebtedness of the Corporation incurred by the Corporation (including, without limitation, intercompany Indebtedness), now or hereafter incurred, or any documents executed under or in connection therewith, and any amendments, modifications, deferrals, renewals or extensions of such Indebtedness, and any amounts owed in respect of any Indebtedness incurred in refinancing, replacing or refunding the foregoing (including any refinancing, replacing or refunding with new lenders), unless the terms of such Indebtedness expressly provide that such Indebtedness is not Senior Indebtedness with respect to this Note, (ii) all Obligations under the Bank Credit Agreement, (iii) all Obligations under the Letter of Credit Reimbursement Agreement, and (iv) all Obligations under all Interest Rate Protection Agreements or Other Hedging Agreements, in each case whether now existing or hereafter incurred and whether fixed or contingent. Nothing in this Note shall restrict an Affiliate of the Corporation from being a holder of Senior Indebtedness. Senior Indebtedness for purposes of the subordination provisions of this Note shall not include any indebtedness constituting principal in excess of the following amounts for the following categories of Indebtedness:

          (A) with respect to Senior Indebtedness under clause (i) of the first sentence of this definition, the principal amount to the extent in excess of the remainder of (x) $102,000,000 minus (y) the principal amount of Senior Indebtedness outstanding under clause (ii) of the first sentence of this definition,

          (B) with respect to Senior Indebtedness under clause (ii) of the first sentence of this definition, the principal amount to the extent in excess of $102,000,000,

          (C) with respect to Senior Indebtedness under clause (iii) of the first sentence of this definition, the principal amount to the extent in excess of $95,600,000, and

          (D) with respect to Senior Indebtedness under clause (iv) of the first sentence of this definition, any amount in excess of $22,500,000.

    "Subsidiary" of a person means any corporation or other entity of which
     ----------
securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such person.

    Section 8. Miscellaneous.
               -------------

    8.1 Notices. All notices, requests and other communications to any party
        -------
hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, or sent by facsimile transmission, or if mailed or sent by overnight courier, upon receipt thereof, as follows:

          If to the Corporation to:

          Thomas H. Quinn, President
          Jordan Industries, Inc.
          ArborLake Centre
          Suite 550
          1751 Lake Cook Road
          Deerfield, Illinois 60015
          Telephone: 708-945-5591
          Telecopier: 708-945-5698
with a copy to:

          G. Robert Fisher, Esq.
          Michael J. Van Dyke, Esq.
          Bryan Cave LLP
          1200 Main Street
          Suite 3500
          Kansas City, Missouri 64105
          Telephone: 816-474-7400
          Telecopier: 816-391-7600

If to the Note Holders' Agent, to:

          c/o John D. Simms
          611 Edgemont Lane
          Park Ridge, Illinois 60068

with a copy to:

          John L. Eisel, Esq.
          Mark W. Hianik, Esq.
          Wildman, Harrold, Allen & Dixon
          225 West Wacker Drive
          Chicago, Illinois 60606-1229
          Telephone: 312-201-2000
          Telecopier: 312-201-2555

Each party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

    8.2 No Waivers. No failure or delay by the Note Holders' Agent in exercising
        ----------
any right, power or privilege hereunder or under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on the Corporation in any case shall entitle the Corporation to any other or further notice or demand in or related to similar circumstances requiring such notice.

    8.3 Amendments and Waivers. Subject to Section 6.3(b), any provision of this
        ----------------------
Note may be amended or waived if, but only if, such amendment or waiver is in writing, signed by the Corporation and the Note Holders' Agent.

    8.4 Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the Holders and the Note Holders' Agent and their respective successors and permitted assigns. Without the prior written consent of the Corporation and the holders of Senior Indebtedness, the Holders and the Note Holders' Agent agree not to, prior to December 31, 200O, (a) sell, assign, pledge or otherwise transfer, in whole or in part, directly or indirectly, this Note or any interest therein (hereinafter an "Assignment") or
(b) create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon this Note (hereinafter an "Encumbrance").
With respect to any Assignment or Encumbrance of this Note, the Holders and Note Holders Agent agree to offer in writing to the Corporation, for a period of thirty days prior to consummating the Assignment or Encumbrance, the opportunity to acquire or encumber the Note on the same terms and conditions as the requested Assignment or Encumbrance. If the Corporation fails to elect to acquire or encumber said Note during such thirty days, such right to do so shall expire. If the Corporation so elects, it shall have twenty days to consummate such Assignment or Encumbrance. Said consent of the Corporation and the holders of Senior Indebtedness with respect to said acts shall not be withheld unreasonably in the case of a transfer or assignment to a beneficiary, trust share or trust subshare of a trust which is a Holder hereof, in which case the right of first refusal set forth above shall not apply to such transfer or assignment. As part of any Assignment, the assignee or transferee of any Holder shall agree in writing to be bound by all of the terms of this Note. The Holders hereby waive proof of reliance hereon by the holders of Senior Indebtedness.

    8.5 Replacement Note. Upon receipt of evidence reasonably satisfactory to
        ----------------
the Corporation of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Corporation from the Note Holders' Agent and upon reimbursement to the Corporation of all reasonable expenses incident thereto, and upon surrender or cancellation of this Note, if mutilated, the Corporation will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

    8.6 Company Obligations. The Holders agree and acknowledge that this Note
        -------------------
and the Corporation's obligations hereunder and for all Amounts Payable are solely obligations and liabilities of the Corporation. None of the Corporation's directors, officers, employees, stockholders, advisors, consultants and affiliates or any other persons shall be obligated or liable in respect of this Note or any Amounts Payable, and Holders hereby release them from any such obligation of liability.

    8.7 LITIGATION. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND
        ----------
ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, AND NO OF CHOICE OF LAW PROVISION SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF ILLINOIS, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, SHALL BE INTERPOSED IN ANY ACTION

HEREON. SUBJECT TO SECTION 8.8, THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN THE STATE COURTS, OR IN THE UNITED STATES DISTRICT COURTS IN CHICAGO, ILLINOIS. THE PARTIES CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET FORTH IN
                          ----- --- ----------
THIS SECTION 8.7 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY ACTION UNDER THIS AGREEMENT IN ANY JURISDICTION.

    8.8 ARBITRATION. THE HOLDERS HEREBY WAIVE AND SHALL NOT SEEK JURY TRIAL IN
        -----------
ANY LAWSUIT, PROCEEDING, CLAIM, COUNTERCLAIM, DEFENSE OR OTHER LITIGATION OR DISPUTE UNDER OR IN RESPECT OF THIS NOTE. THE HOLDERS AGREE THAT ANY SUCH DISPUTE RELATING TO OR IN RESPECT OF THIS NOTE, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS NOTE, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN CHICAGO, ILLINOIS AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF ILLINOIS. DECISIONS PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES. UPON THE CONCLUSION OF ARBITRATION, THE PARTIES MAY APPLY TO ANY COURT OF THE TYPE DESCRIBED IN SECTION
8.7 TO ENFORCE THE DECISION PURSUANT TO SUCH ARBITRATION.

                                        MK HOLDINGS, INC.

                                        By /s/ Jonathan F. Boucher
                                          -------------------------------

                                        Name: /s/ Jonathan F. Boucher
                                             ----------------------------

                                        Title: Vice-President
                                              ---------------------------